Exhibit 10.3

Non-Employee Director Stock Incentive Plan

RESOLUTION OF THE
BOARD OF DIRECTORS OF
PG&E CORPORATION

June 16, 2004

                        WHEREAS, the Nominating, Compensation, and Governance Committee, with the advice of its independent compensation consultant which undertook a survey of director compensation at companies which are comparable to PG&E Corporation, has recommended to the Board of Directors an increase in the portion of director compensation which is equity-based to more closely align the directors’ interests with shareholder interests and to reflect changes in director compensation levels at comparable companies; and

                        WHEREAS, based upon the advice of its independent compensation consultant, the Nominating, Compensation, and Governance Committee has recommended to the Board of Directors that the PG&E Corporation Non-Employee Director Stock Incentive Plan (“Plan”) (a component of the PG&E Corporation Long-Term Incentive Program) be amended to provide that each person who is a non-employee director on the first business day of each calendar year during the term of the Plan will continue to receive a number of shares of restricted shares of PG&E Corporation common stock having a value equal to $30,000 divided by the closing price of a share of PG&E Corporation common stock on the New York Stock Exchange as of the first business day of the calendar year and, in addition, will receive nonqualified stock options and/or shares of phantom stock having a total value of $30,000 (in $5,000 increments), where (i) the value and number of shares subject to the nonqualified stock options on the date of grant will be determined in accordance with the Black-Scholes stock option valuation method which will use the average November closing price of PG&E Corporation stock as the value for PG&E Corporation stock, and (ii) the number of shares of phantom stock will be equal to that portion of the $30,000 which the non-employee director elects to receive in shares of phantom stock, divided by the closing price of a share of PG&E Corporation common stock on the New York Stock Exchange as of the first business day of  the calendar year, which phantom stock shall only be paid in the form of shares of PG&E Corporation common stock upon the non-employee director’s retirement (including mandatory retirement), death, or disability;

                        NOW, THEREFORE, BE IT RESOLVED that the Board of Directors hereby finds that it is in the best interests of PG&E Corporation and its shareholders to amend the Plan substantially in the form presented at this meeting; and

                        BE IT FURTHER RESOLVED that the amendment of the Plan is hereby approved and adopted substantially in the form presented at this meeting, and such amendment shall be effective on July 1, 2004.

                        I, LINDA Y.H. CHENG, do hereby certify that I am Corporate Secretary of PG&E CORPORATION, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true, and correct copy of a resolution which was duly adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called and held at the office of said corporation on June 16, 2004; and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

                        WITNESS my hand and the seal of said corporation hereunto affixed this 29th day of July, 2004.

LINDA Y.H. CHENG
_______________________________
Linda Y.H. Cheng
Corporate Secretary
PG&E CORPORATION

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